As filed with the Securities and Exchange Commission on November 17, 1997

                                                               File No. 811-8858
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 11

                         -----------------------------

                              CORE TRUST (DELAWARE)
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900

                      -----------------------------------

                            David I. Goldstein, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:

                             R. Darrell Mounts, Esq.
                           Kirkpatrick & Lockhart, LLP
                     1800 Massachusetts Ave., N.W. 2nd Floor
                           Washington, D.C. 20036-1800


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


                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                              CORE TRUST (DELAWARE)

Treasury Cash Portfolio                           Large Company Growth Portfolio
Government Cash Portfolio                         Income Equity Portfolio
Cash Portfolio                                    Small Company Stock Portfolio
Prime Money Market Portfolio                      Small Company Growth Portfolio
Money Market Portfolio                            Small Company Value Portfolio
Positive Return Bond Portfolio                    International Portfolio
Stable Income Portfolio                           Strategic Value Bond Portfolio
Managed Fixed Income Portfolio                    Disciplined Growth Portfolio
Total Return Bond Portfolio                       Small Cap Value Portfolio
Index Portfolio                                   Small Cap Index Portfolio


No changes are  effected by this  Amendment  No. 11 to the Part A regarding  the
above  listed  Portfolios   included  in  previous  Amendments  to  Registrant's
Registration Statement.

                                     PART B
                              CORE TRUST (DELAWARE)

Treasury Cash Portfolio                           Large Company Growth Portfolio
Government Cash Portfolio                         Income Equity Portfolio
Cash Portfolio                                    Small Company Stock Portfolio
Prime Money Market Portfolio                      Small Company Growth Portfolio
Money Market Portfolio                            Small Company Value Portfolio
Positive Return Bond Portfolio                    International Portfolio
Stable Income Portfolio                           Strategic Value Bond Portfolio
Managed Fixed Income Portfolio                    Disciplined Growth Portfolio
Total Return Bond Portfolio                       Small Cap Value Portfolio
Index Portfolio                                   Small Cap Index Portfolio


No changes are  effected by this  Amendment  No. 11 to the Part B regarding  the
above  listed  Portfolios   included  in  previous  Amendments  to  Registrant's
Registration Statement.

                                     PART A
                              CORE TRUST (DELAWARE)


                 TREASURY PORTFOLIO AND MUNICIPAL CASH PORTFOLIO

Part A of this Registration Statement on Form N-1A, as amended through the date hereof, relating to the Treasury Portfolio and Municipal Cash Portfolio of Core Trust (Delaware) consists of the following Private Placement Memorandum of the Treasury Portfolio and Municipal Cash Portfolio. Responses to Items 1, 2, 3 and 5A of Form N-1A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

                          PRIVATE PLACEMENT MEMORANDUM

                               TREASURY PORTFOLIO

                            MUNICIPAL CASH PORTFOLIO

                                November 14, 1997

This Private Placement Memorandum relates to beneficial interests in each of Treasury Portfolio and Municipal Cash Portfolio (each a "Portfolio") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment Company.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in a Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-6200, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.



                                TABLE OF CONTENTS
                                                                            PAGE


         General Description of the Trust and the Portfolios............      1
                  Introduction..........................................      1
         Treasury Portfolio
                  Investment Objective..................................      2
                  Investment Policies...................................      2
         Municipal Cash Portfolio
                  Investment Objective..................................      4
                  Investment Policies...................................      4
         Management        .............................................      8
         Capital Stock and Other Securities.............................     10
         Purchase of Securities.........................................     10
         Redemption or Repurchase.......................................     11
         Other Information .............................................     12

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THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT  MEMORANDUM HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                          PRIVATE PLACEMENT MEMORANDUM

                               TREASURY PORTFOLIO

                            MUNICIPAL CASH PORTFOLIO

                                November 14, 1997

GENERAL DESCRIPTION OF THE TRUST AND THE PORTFOLIOS (ITEM 4 TO FORM N-1A)


INTRODUCTION

Core Trust (Delaware) (the "Trust") is a no-load, open-end management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994.


Beneficial interests in the Trust are divided into twenty-two separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. This Private Placement Memorandum (the "Memorandum") relates to beneficial interests in each of Treasury Portfolio and Municipal Cash Portfolio (each a "Portfolio"), two of the subtrusts of the Trust. Treasury Portfolio commenced operations on February 21, 1996. Municipal Cash Portfolio is expected to commence operations on November 17, 1997. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to a subtrust of the Trust shall be charged with the liabilities of that subtrust and all expenses, costs, charges and reserves attributable to that subtrust. The Trust is empowered to establish, without investor approval, additional subtrusts, which may have different investment objectives and policies.

Beneficial interests in each Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section  4(2) of the  Securities  Act of 1933,  as  amended  (the  "1933  Act").
Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Forum Advisors, Inc. ("Forum Advisors") serves as the investment adviser of each Portfolio. Subject to the general supervision of Forum Advisors, Linden Asset Management, Inc. ("Linden") serves as investment subadviser to the Portfolios. Forum Financial Services, Inc. ("FFSI") serves as the agent of the Portfolios and its affiliate, Forum Administrative Services, LLC ("FAS") serves as administrator of the Portfolios. Forum Accounting Services, LLC serves as the fund accountant of the Portfolios.

TREASURY PORTFOLIO


INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The investment objective of the Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

U.S. GOVERNMENT SECURITIES. The Portfolio seeks to attain its investment objective by investing primarily in obligations issued or guaranteed as to principal and interest by the United States Treasury or by certain agencies and instrumentalities of the United States Government ("U.S. Government Securities"). The Portfolio invests with a view toward providing income that is generally considered exempt from state and local income taxes. The Portfolio will purchase a U.S. Government Security that is not backed by the full faith and credit of the U.S. Government only if that security has a remaining maturity of one year or less. The Portfolio's policies may result in a lower yield than could result from a policy of investing in other types of money market instruments.


Under normal market conditions, the Portfolio will invest at least 65% of its total assets in U.S. Treasury obligations, such as Treasury bills and notes. Among the other securities in which the Portfolio may invest are obligations of the Farm Credit System, Farm Credit System Financial Assistance Corporation, Federal Financing Bank, Federal Home Loan Banks, General Services Administration, Student Loan Marketing Association, and Tennessee Valley Authority. Income on these obligations and the obligations of certain other agencies and instrumentalities is generally not subject to state and local income taxes by Federal law. In addition, the income received by Portfolio shareholders that is attributable to these investments will also be exempt in most states from state and local income taxes. Shareholders should determine through consultation with their own tax advisors whether and to what extent dividends payable by the Portfolio from interest received with respect to its investments will be considered to be exempt from state and local income taxes in the shareholder's state. Shareholders similarly should determine whether the capital gain and other income, if any, payable by the Portfolio will be subject to state and local income taxes in the shareholder's state.


The U.S. Government Securities in which the Portfolio may invest include direct obligations of the U.S. Treasury (such as Treasury bills and notes) and other securities backed by the full faith and credit of the U.S. Government. Certain U.S. Government Securities have lesser degrees of government backing. For instance, certain obligations are supported by the right of the issuer to borrow from the Treasury under certain circumstances and other obligations, such as those of the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit and, accordingly, these securities may involve more risk than other U.S. Government Securities.

U.S. GOVERNMENT ZERO COUPON SECURITIES. The Portfolio may invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury under the Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Zero coupon securities are sold at original issue discount and pay no interest to holders prior to maturity. Because of this, zero coupon securities may be subject to greater fluctuation of market value than the other securities in which the Portfolio may invest.

GENERAL INFORMATION. The Portfolio will only invest in high quality, short-term money market instruments that are determined by the Adviser, pursuant to procedures approved by the Board of Directors of the Trust (the "Board"), to be eligible for purchase and to present minimal credit risks. The Portfolio's investments are subject to the restrictions imposed by Rule 2a-7 under the Investment Company Act of 1940. In accordance with that rule, the Portfolio will only invest in U.S. dollar denominated instruments that have a maximum remaining maturity of 397 days and will maintain a dollar-weighted average portfolio maturity of 90 days or less. Generally, high quality instruments include those that (i) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO, or (ii) are otherwise unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various rating agencies, such as Standard & Poor's Corporation and Moody's Investors Service, Inc. is contained in the SAI. The Portfolio may invest in instruments with fixed, variable or floating interest rates. To ensure adequate liquidity the Portfolio may not invest more than 10% of its net assets in illiquid securities. The Adviser's determinations of the comparable quality of all unrated securities is made pursuant to guidelines adopted by the Board.


The Portfolio's yields will tend to fluctuate inversely with prevailing market interest rates. For instance, in periods of falling market interest rates, the Portfolio's yields will tend to be somewhat higher than those rates. Although the Portfolio invests in high quality money market instruments, an investment in the Portfolio is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value when interest rates, the issuer's actual or perceived creditworthiness or the issuer's ability to meet its obligations change.


FORWARD COMMITMENT SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis (forward commitments). When these transactions are negotiated, the price or yield is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Securities so purchased are subject to market price fluctuation from the time of purchase, but no interest on the securities accrues to the Portfolio until delivery and payment take place. Accordingly, the value of the securities on the delivery date may be more or less than the purchase price. Forward commitments will be entered into only when the Portfolio has the intention of actually acquiring the securities, but the Portfolio may sell the securities before the settlement date if deemed advisable. Forward commitments will not be entered into if the aggregate of the commitments exceeds 15% of the value of the Portfolio's total assets.

OTHER INVESTMENT POLICIES

The investment objective and policies of the Portfolio that are designated as fundamental may not be changed without approval of the holders of a majority of the outstanding voting securities of the Portfolio. A majority of outstanding voting securities means the lesser of 67% of the shares present or represented at a shareholders meeting at which the holders of more than 50% of the shares are present or represented, or more than 50% of the outstanding shares. All other investment policies of the Portfolio may be changed by the Board of the Trust without shareholder approval. The Portfolio may borrow money for temporary or emergency purposes (including the meeting of redemption requests) but not in excess of 33 1/3% of the value of the Portfolio's total assets. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets. The Portfolio is permitted to invest up to 10% of the value of its total assets in other investment companies that intend to comply with Rule 2a-7 and have substantially similar investment objectives and policies. The Portfolio may also from time to time lend securities from its portfolio to brokers, dealers and other financial institutions.


MUNICIPAL CASH PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to provide high current income which is exempt from federal income taxes to the extent consistent with the preservation of capital and the maintenance of liquidity. As part of its objective, during periods of normal market condition, the Portfolio will have at least 80% of its net assets invested in federally tax-exempt instruments.

The investment objective of the Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

Municipal Cash Portfolio seeks to attain its investment objective by investing primarily in municipal securities. The Portfolio attempts to maintain 100% of its assets invested in federally tax-exempt municipal securities; during periods of normal market conditions the Portfolio will have at least 80% of its net assets invested in federally tax-exempt instruments the income from which may be subject to the federal alternative minimum tax ("AMT").

The Portfolio may from time to time invest more than 25% of its assets in obligations of issuers located in one state but, under normal circumstances, will not invest more than 35% of its assets in obligations of issuers located in one state or territory. If the Portfolio concentrates its investments in this manner, it will be more susceptible to factors adversely affecting issuers of those municipal securities than would be a more geographically diverse municipal securities portfolio. These risks arise from the financial condition of the particular state or territory and its political subdivisions.

THE SHORT-TERM MUNICIPAL SECURITIES MARKET. It is anticipated that a substantial amount of the municipal securities held by the Portfolio will be supported by credit and liquidity enhancements, such as letters of credit (which are not covered by federal deposit insurance) or put or demand features of third party financial institutions, generally domestic and foreign banks. Accordingly, the credit quality and liquidity of the Portfolio will be dependent in part upon the credit quality of the banks supporting the Portfolio's investments. This will result in exposure to risks pertaining to the banking industry, including the foreign banking industry. These risks include a sustained increase in interest rates, which can adversely affect the availability and cost of a bank's lending activities; exposure to credit losses during times of economic decline; concentration of loan portfolios in certain industries; regulatory developments; and competition among financial institutions. Brokerage firms and insurance companies also provide certain liquidity and credit support. The Portfolio's policy is to purchase municipal securities with third party credit or liquidity support only after the Adviser has considered the creditworthiness of the financial institution providing the support and believes that the security presents minimal credit risk.

The Portfolio may purchase long term municipal securities with various maturity shortening provisions. For instance, variable rate demand notes ("VRDN") are municipal bonds with maturities of up to 40 years that are sold with a demand feature (an option for the holder of the security to sell the security back to the issuer) which may be exercised by the security holder at predetermined intervals, usually daily or weekly. The interest rate on the security is typically reset by a remarketing or similar agent at prevailing interest rates. VRDNs may be issued directly by the municipal issuer or created by a bank, broker-dealer or other financial institution by selling a previously issued long-term bond with a demand feature attached. Similarly, tender option bonds (also referred to as certificates of participation) are municipal securities with relatively long original maturities and fixed rates of interest that are coupled with an agreement of a third party financial institution under which the third party grants the security holders the option to tender the securities to the institution and receive the face value thereof. The option may be exercised at periodic intervals, usually six months to a year. As consideration for providing the option, the financial institution receives a fee equal to the difference between the underlying municipal security's fixed rate and the rate, as determined by a remarketing or similar agent, that would cause the securities, coupled with the tender option, to trade at par on the date of the interest rate determination. These bonds effectively provide the holder with a demand obligation that bears interest at the prevailing short-term municipal securities interest rate.

The Portfolio also may acquire "puts" on municipal securities it purchases. A put gives the Portfolio the right to sell the municipal security at a specified price at any time before a specified date. The Portfolio will acquire puts only to enhance liquidity, shorten the maturity of the related municipal security or permit the Portfolio to invest its funds at more favorable rates. Generally, the Portfolio will buy a municipal security that is accompanied by a put only if the put is available at no extra cost. In some cases, however, the Portfolio may pay an extra amount to acquire a put, either in connection with the purchase of the related municipal security or separately from the purchase of the security.

The Portfolio may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a "stand-by commitment," and the aggregate price which the Portfolio pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. The primary purpose of this practice is to permit the Portfolio to be as fully invested as practicable in municipal securities while preserving the necessary flexibility and liquidity to meet unanticipated redemptions. In this regard, the Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and does not exercise its rights thereunder for trading purposes. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment, and differences between the maturity of the underlying security and the maturity of the commitment.

MUNICIPAL BONDS. Municipal bonds are long term fixed-income securities. "General obligation" bonds are secured by a municipality's pledge of its full faith, credit and taxing power for the payment of principal and interest. "Revenue" bonds are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other tax, but not from general tax revenues. Under a "moral obligation" bond (which is normally issued by special purpose public authorities), if the issuer is unable to meet its obligations under the bonds from current revenues, it may draw on a reserve fund that is backed by the moral commitment (but not the legal obligation) of the state or municipality that created the issuer. The Portfolio may invest in industrial development bonds, which in most cases are revenue bonds. The payment of the principal and interest on these bonds is dependent solely on the ability of an initial or subsequent user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

MUNICIPAL NOTES AND LEASES. Municipal notes, which may be either "general obligation" or "revenue" securities, are short-term fixed income securities intended to fulfill short-term capital needs of a municipality. Municipal leases, which may take various forms, are issued by municipalities to acquire a wide variety of equipment and facilities. Municipal leases frequently have special risks not normally associated with other municipal securities. Municipal leases (which normally provide for title to the leased assets to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

PARTICIPATION INTERESTS. The Portfolio may purchase participation interests in municipal securities that are owned by banks or other financial institutions. Participation interests usually carry a demand feature backed by a letter of credit or guarantee of the bank or institution permitting the holder to tender them back to the bank or other institution.

TAXABLE INVESTMENTS. The Portfolio may invest up to 20% of the value of its net assets in cash and money market instruments, the interest income on which is subject to federal income taxation. In addition, when business or financial conditions warrant or when an adequate supply of appropriate municipal securities is not available, the Portfolio may assume a temporary defensive position and invest without limit in such taxable money market instruments.


MANAGEMENT (ITEM 5 OF FORM N-1A)

TRUSTEES AND OFFICERS


The business of the Trust is managed under the direction of the Board of Trustees. FAS provides persons satisfactory to the Board to serve as officers of the Trust. The Portfolios' Statement of Additional Information, which is available from the Trust, contains general background information about each Trustee and officer of the Trust.


INVESTMENT ADVISERS


Forum Advisors serves as investment adviser of the Portfolios pursuant to an investment advisory agreement between Forum Advisors and the Trust. Subject to the general supervision of the Board, Forum Advisors makes investment decisions for the Portfolios and monitors the Portfolios' investments. Forum Advisors is located at Two Portland Square, Portland, Maine 04101, and is controlled by John
Y. Keffer. Forum Advisors currently advises five other mutual funds.

Pursuant to an investment advisory agreement among the Trust, Forum Advisors and Linden, from time to time Linden may provide Forum Advisors with assistance regarding certain of Forum Advisor's responsibilities under its investment advisory agreement. These services may include management of part of or all of the Portfolios' investment portfolios. Linden Asset Management, Inc., the Portfolios' sub-adviser, is located at 812 N. Linden Drive, Beverly Hills, California 90210, and is controlled by Anthony R. Fischer, Jr., who acts as each Portfolio's portfolio manager. Linden advises three other mutual funds.


Forum Advisors and Linden are required to furnish at their expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting portfolio transactions for the Portfolios.


For its services under the investment advisory agreement, Forum Advisors receives from each Portfolio an annual advisory fee of 0.05% of the total average daily net assets of each Portfolio. To the extent Forum Advisors has delegated its responsibilities to Linden, Forum Advisors pays the advisory fee accrued for such period of time to Linden. It is currently anticipated that Forum Advisors will delegate responsibility for portfolio management regularly to Linden.


CUSTODIAN


BankBoston, N.A., serves as the custodian for the Portfolios and may appoint certain subcustodians to custody the Portfolios' securities and other assets.

ADMINISTRATOR, PLACEMENT AGENT,
TRANSFER AGENT AND FUND ACCOUNTANT

Pursuant to an administrative agreement with the Trust, FAS supervises the overall management of the Portfolios, including overseeing each Portfolio's receipt of services, advising the Trust and the Trustees on matters concerning the Trust and the Portfolio and their respective affairs, and providing the Trust with general office facilities and certain persons to serve as officers. For these services and facilities with respect to the Portfolio, FAS receives a fee at an annual rate of 0.10% of the average daily net assets of the Portfolio.

As of October 1, 1997, FAS and FFSI acted as administrator and distributor of registered investment companies with assets of approximately $25.5 billion. FFSI, the Trust's placement agent, whose principal business address is Two Portland Square, Portland, Maine 04101, is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Forum Accounting Services, Limited Liability Company ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Trust's interestholder recordkeeper and fund accountant. Forum Accounting is an affiliate of Forum. For its services, Forum Accounting receives a base fee of $48,000 per year for each Portfolio plus additional amounts depending on the assets of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio. As of October 1, 1997, FAS, FFSI, Forum Advisors and Forum Accounting were each directly controlled by John Y. Keffer, President and Chairman of the Trust.


EXPENSES

Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership in trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. A Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among all subtrusts of the Trust in proportion to their average net assets or as otherwise determined by the Board.


All fees of Forum Advisors, Linden, FAS, Forum Accounting and the custodian are accrued daily and paid monthly. Each service provider may each elect to waive (or continue to waive) all or a portion of its fees and may reimburse the Portfolio for certain expenses. Any such waivers or reimbursements will have the effect of increasing the Portfolio's performance for the period during which the waiver or reimbursement is in effect. No fee waivers may be recouped at a later date.


CAPITAL STOCK AND OTHER SECURITIES (ITEM 6 OF FORM N-1A)


The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has twenty two series; the Trust reserves the right to create and issue additional series.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio or in the Trust as a whole. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, beneficial interests will be voted in the aggregate without reference to a subtrust of the Trust, except if the matter affects only one subtrust, in which case interests will be voted separately by subtrust. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is distributed to the investors in the Portfolio on a daily basis.

Under the anticipated method of the Portfolios' operations, investors in a Portfolio will not be subject to any income tax. However, each investor in a Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to Forum Administrative Services, LLC.

PURCHASE OF SECURITIES (ITEM 7 OF FORM N-1A)


Beneficial interests in a Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Item 4. General Description of Registrant." All investments in a Portfolio are made without a sales load, at the NAV next determined after a subscription is accepted by the Portfolio.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern time ("Valuation Time"), on all weekdays, except New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving and Christmas ("Business Day").

Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, each Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. Each Portfolio will only value its portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. Each Portfolio's other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolios' custodian by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is FFSI. FFSI receives no compensation for serving as the exclusive placement agent for the Trust.


REDEMPTION OR REPURCHASE (ITEM 8 OF FORM N-1A)

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by a Portfolio in Federal funds normally on the Business Day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular holder of beneficial interest is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.


OTHER INFORMATION


This Memorandum sets forth concisely certain information concerning the Trust and the Portfolio that a prospective investor should know before investing. The Trust has written a Statement of Additional Information dated November 12, 1997, as may be amended from time to time (the "SAI"), which contains more detailed information about the Trust and the Portfolios and which is incorporated into this Prospectus by reference. The SAI is available without charge by contacting the Placement Agent at the address listed on the cover page to this Memorandum.


PENDING LEGAL PROCEEDINGS (ITEM 9 OF FORM N-1A)

Not applicable.

                                     PART B
                              CORE TRUST (DELAWARE)

                 TREASURY PORTFOLIO AND MUNICIPAL CASH PORTFOLIO

Part B of this Registration Statement on Form N-1A, as amended through the date hereof, relating to the Treasury Portfolio and Municipal Cash Portfolio of Core Trust (Delaware) consists of the following Statement of Additional Information of the Treasury Portfolio and Municipal Cash Portfolio.

                       STATEMENT OF ADDITIONAL INFORMATION

                               TREASURY PORTFOLIO
                            MUNICIPAL CASH PORTFOLIO

                                November 17, 1997

This Statement of Additional Information ("SAI") relates to beneficial interests in the Treasury Portfolio and Municipal Cash Portfolio (each a "Portfolio") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company, and supplements the Private Placement Memorandum (the "Memorandum") relating to the Portfolios.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Statement of Additional Information does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in a Portfolio. An investor may subscribe for a beneficial interest in the Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-6200, for a complete subscription package, including the Memorandum and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

         General Information and History...................................
         Investment Objectives and Policies................................
         Management of the Trust...........................................
         Control Persons and Principal Holders of Securities...............
         Investment Advisory and Other Services............................
         Brokerage Allocation and Other Practices..........................
         Capital Stock and Other Securities................................
         Purchase, Redemption and Pricing of Securities....................
         Tax Status........................................................
         Underwriters......................................................
         Financial Statements..............................................

--------------------------------------------------------------------------------
THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

INVESTMENT OBJECTIVES AND POLICIES (ITEM 13 OF FORM N-1A)

The Memorandum contains information about the investment objectives, policies and restrictions of Treasury Portfolio and Municipal Cash Portfolio (each a "Portfolio"), a subtrust of Core Trust (Delaware) (the "Trust"). The following discussion is intended to supplement the disclosure in the Memorandum concerning each Portfolio's investments, investment techniques and strategies and the risks associated therewith. The Portfolios may not make any investment or employ any investment technique or strategy not referenced in Part A as it relates to that Portfolio. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in this SAI, the following terms shall have the meanings listed:

         "Linden" shall mean Linden Asset Management, Inc.

         "Board" shall mean the Board of Trustees of Core Trust.

         "Core Trust" or "Trust" shall mean the Core Trust (Delaware).

         "FAS" shall mean Forum Administrative Services, LLC

         "FFC" shall mean Forum Financial Corp.

         "Forum" shall mean Forum Financial Services, Inc.

         "Forum Advisors" shall mean Forum Advisors, Inc.

         "NRSRO" shall mean a nationally recognized statistical rating organization.

         "Portfolio" shall mean each of Treasury Portfolio and Municipal Cash Portfolio.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         "1940 Act" shall mean the Investment Company Act of 1940, as amended.

INVESTMENT POLICIES

Pursuant to Rule 2a-7 adopted under the 1940 Act, each of the Portfolios may invest only in "eligible securities" as defined in that Rule. Generally, an eligible security is a security that (i) is denominated in U.S. Dollars and has a remaining maturity of 397 days or less; (ii) is rated, or is issued by an issuer with short-term debt outstanding that is rated, in one of the two highest rating categories by two NRSROs or, if only one NRSRO has issued a rating, by that NRSRO; and (iii) has been determined by Forum Advisors to present minimal credit risks pursuant to procedures approved by the Board. In addition, the Portfolios will maintain a dollar-weighted average maturity of 90 days or less. Unrated securities may also be eligible securities if Forum Adivsors determines that they are of comparable quality to a rated eligible security pursuant to guidelines approved by the Board.

Except for U.S. Government Securities (as defined in the Memorandum) and to the limited extent otherwise permitted by Rule 2a-7 under the Investment Trust Act of 1940 ("1940 Act"), each Portfolio may not invest more than five percent of its total assets in (i) the securities of any one issuer or (ii) securities that are rated (or are issued by an issuer with comparable outstanding short-term debt that is rated) in the second highest rating category or are unrated and determined by Forum Advisors to be of comparable quality.

Immediately after the acquisition of any put, no more than five percent of a Portfolio's total assets may be invested in securities issued by or subject to conditional puts from the same institution and no more than ten percent of a Portfolio's total assets may be invested in securities issued by or subject to unconditional puts (including guarantees) from the same institution. However, these restrictions only apply with respect to 75% of Municipal Cash Portfolio's total assets.

RATINGS AS INVESTMENT CRITERIA

Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and other nationally recognized statistical rating organizations NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the range of ratings assigned to debt securities by several NRSROs is included in Appendix A to this Statement of Additional Information. The Portfolio may use these ratings to determine whether to purchase, sell or hold a security. However, ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. If an issue of securities ceases to be rated or if its rating is reduced after it has been purchased by the Portfolio, Forum Advisors will determine whether the Portfolio should continue to hold the obligation pursuant to procedures adopted by the Core Trust. In the event that a security held by the Portfolio (i) is downgraded by an NRSRO below the highest rating category (or an unrated security is determined by Forum Advisors to no longer be comparable to a security bearing the highest rating) or (ii) to the Adviser's knowledge has been given a rating by an NRSRO below the second highest rating category, the Core Trust Board will promptly reassess whether the security continues to present minimal credit risks and will take such action as the Board determines is in the best interests of the Portfolio and its shareholders. The reassessment required by clause (ii) will not be required, however, if the security has been disposed of (or has matured) within five business days of the Forum Advisor's or Linden's becoming aware of the new rating (or comparable quality, in the case of an unrated security) and the Board is notified of the action taken. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuer's current financial condition may be better or worse than a rating indicates.

WHEN-ISSUED SECURITIES AND DELAYED DELIVERY SECURITIES

The Portfolios may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

ILLIQUID SECURITIES

The Portfolios may each invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days.

The Core Trust Board has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Core Trust Board has delegated the function of making day-to-day determinations of liquidity to the Forum
Advisors, pursuant to guidelines approved by the Core Trust Board. Forum Advisors takes into account a number of factors in reaching liquidity decisions, including but not limited to:
(1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. Forum Advisors monitors the liquidity of the securities in the Portfolio's portfolio and reports periodically on such decisions to the Core Trust Board.

LENDING OF PORTFOLIO SECURITIES

In order to obtain additional income, each Portfolio may from time to time lend securities from its portfolio to brokers, dealers and financial institutions. Securities loans must be callable at any time and must be continuously secured by collateral from the borrower in the form of cash or U.S. Government Securities with a market value, determined daily, at least equal to the value of the securities being loaned. The Portfolio receives fees in respect of securities loans from the borrower or interest from investing the cash collateral. The Portfolio may pay fees to arrange the loans. The Portfolio may pay fees to arrange the loans. As a fundamental policy, the Portfolio may not lend portfolio securities in an amount greater than 33% of the value of its total assets. The Portfolio intends to enter securities loans only with those companies that the Adviser, under the general supervision of the Core Trust Board, believes present minimal credit risks.

A Portfolio's use of securities lending entails certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, the Portfolio might suffer a loss. Failure by the other party to deliver a security purchased by the Fund may result in a missed opportunity to make an alternative investment. Forum Advisors monitors the creditworthiness of counterparties to these transactions and intends to enter into these transactions only when it believes the counterparties present minimal credit risks and the income to be earned from the transaction justifies the attendant risks.

MUNICIPAL SECURITIES

Municipal securities are issued by the states, territories and possessions of the United States, their political subdivisions (such as cities, counties and towns) and various authorities (such as public housing or redevelopment authorities), instrumentalities, public corporations and special districts (such as water, sewer or sanitary districts) of the states, territories and possessions of the United States or their political subdivisions. In addition, municipal securities include securities issued by or on behalf of public authorities to finance various privately operated facilities, such as industrial development bonds or other private activity bonds that are backed only by the assets and revenues of the non-governmental user (such as manufacturing enterprises, hospitals, colleges or other entities).

Municipal securities historically have not been subject to registration with the SEC, although there have been proposals which would require registration in the future.

MUNICIPAL NOTES. Municipal notes, which may be either "general obligation" or "revenue" securities are intended to fulfill the short-term capital needs of the issuer and generally have maturities not exceeding one year. They include the following: tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and tax-exempt commercial paper. Tax anticipation notes are issued to finance working capital needs of municipalities, and are payable from various anticipated future seasonal tax revenues, such as income, sales, use and business taxes. Revenue anticipation notes are issued in expectation of receipt of other types of revenues, such as federal revenues available under various federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged and are typically payable from proceeds of the long-term bonds. Construction loan notes are sold to provide construction financing. After successful completion and acceptance, many such projects receive permanent financing through the Federal Housing Administration under the Federal National Mortgage Association or the Government National Mortgage Association. Tax-exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is issued by agencies of state and local governments to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Municipal notes also include longer term issues that are remarketed to investors periodically, usually at one year intervals or less.

MUNICIPAL BONDS. Municipal bonds meet longer term capital needs of a municipal issuer and generally have maturities of more than one year when issued. General obligation bonds are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. General obligation bonds are secured by the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate or amount. Revenue bonds in recent years have come to include an increasingly wide variety of types of municipal obligations. As with other kinds of municipal obligations, the issuers of revenue bonds may consist of virtually any form of state or local governmental entity. Generally, revenue bonds are secured by the revenues or net revenues derived from a particular facility, class of facilities, or, in some cases, from the proceeds of a special excise or other specific revenue source, but not from general tax revenues. Revenue bonds are issued to finance a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Many of these bonds are additionally secured by a debt service reserve fund which can be used to make a limited number of principal and interest payments should the pledged revenues be insufficient. Various forms of credit enhancement, such as a bank letter of credit or municipal bond insurance, may also be employed in revenue bond issues. Revenue bonds issued by housing authorities may be secured in a number of ways, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund. In recent years, revenue bonds have been issued in large volumes for projects that are privately owned and operated, as discussed below.

Municipal bonds are considered private activity bonds if they are issued to raise money for privately owned or operated facilities used for such purposes as production or manufacturing, housing, health care and other nonprofit or charitable purposes. These bonds are also used to finance public facilities such as airports, mass transit systems and ports. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's owner or user to meet its financial obligations and the pledge, if any, of real and personal property as security for such payment.

While at one time the pertinent provisions of the Code permitted private activity bonds to bear tax-exempt interest in connection with virtually any type of commercial or industrial project (subject to various restrictions as to authorized costs, size limitations, state per capita volume restrictions, and other matters), the types of qualifying projects under the Code have become increasingly limited, particularly since the enactment of the Tax Reform Act of 1986. Under current provisions of the Code, tax-exempt financing remains available, under prescribed conditions, for certain privately owned and operated facilities of organizations described in Section 501(c)(3) of the Code, multi-family rental housing facilities, airports, docks and wharves, mass commuting facilities and solid waste disposal projects, among others, and for the tax-exempt refinancing of various kinds of other private commercial projects originally financed with tax-exempt bonds. In future years, the types of projects qualifying under the Code for tax-exempt financing could become increasingly limited.

OTHER MUNICIPAL OBLIGATIONS. Other municipal obligations, incurred for a variety of financing purposes, include municipal leases, which may take the form of a lease or an installment purchase or conditional sale contract. Municipal leases are entered into by state and local governments and authorities to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other capital assets. Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without being required to meet the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

ALTERNATIVE MINIMUM TAX. Municipal securities are also categorized  according to
(i) whether the interest is or is not includable in the calculation of alternative minimum taxes imposed on individuals and corporations, (ii) whether the costs of acquiring or carrying the bonds are or are not deductible in part by banks and other financial institutions, and (iii) other criteria relevant for Federal income tax purposes. Due to the increasing complexity of the Code and related requirements governing the issuance of tax-exempt bonds, industry practice has uniformly required as a condition to the issuance of such bonds, but particularly for revenue bonds, an opinion of nationally recognized bond counsel as to the tax-exempt status of interest on the bonds.

PUTS AND STANDBY COMMITMENTS ON MUNICIPAL SECURITIES. Municipal Cash Portfolio may acquire "puts" with respect to municipal securities. A put gives a Portfolio the right to sell the municipal security at a specified price at any time on or before a specified date. A Portfolio may sell, transfer or assign a put only in conjunction with its sale, transfer or assignment of the underlying security or securities. The amount payable to a Portfolio upon its exercise of a "put" is normally: (1) the Portfolio's acquisition cost of the municipal securities (excluding any accrued interest which the Portfolio paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the securities, plus (2) all interest accrued on the securities since the last interest payment date during that period.

Puts may be acquired by the Portfolio to facilitate the liquidity of its portfolio assets. Puts may also be used to facilitate the reinvestment of a Portfolio's assets at a rate of return more favorable than that of the underlying security. Municipal Cash Portfolio expects that it will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Portfolio may pay for a put either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities). The Portfolio intends to enter into puts only with dealers, banks and broker-dealers which, in the Portfolio's Investment Adviser's opinion, present minimal credit risks.

Puts may, under certain circumstances, also be used to shorten the maturity of underlying variable rate or floating rate securities for purposes of calculating the remaining maturity of those securities and the dollar-weighted average portfolio maturity of a Portfolio's assets.

The Portfolio may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a "stand-by commitment," and the aggregate price which the Portfolio pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. The primary purpose of this practice is to permit a Portfolio to be as fully invested as practicable in municipal securities while preserving the necessary flexibility and liquidity to meet unanticipated redemptions. In this regard, a Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and does not exercise its rights thereunder for trading purposes. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment, and differences between the maturity of the underlying security and the maturity of the commitment. The Portfolio's policy is to enter into stand-by commitment transactions only with municipal securities dealers which are determined to present minimal credit risks.

The acquisition of a stand-by commitment does not affect the valuation or maturity of the underlying municipal securities which continue to be valued in accordance with the amortized cost method. Stand-by commitments acquired by the Portfolio are valued at zero in determining net asset value. When a Portfolio pays directly or indirectly for a stand-by commitment, its cost is reflected as unrealized depreciation for the period during which the commitment is held. Stand-by commitments do not affect the average weighted maturity of the Portfolio's portfolio of securities.

2.       INVESTMENT LIMITATIONS

Each Portfolio has adopted the following fundamental investment limitations which are in addition to those contained in the Memorandum and which may not be changed without shareholder approval. Unless specified for one Portfolio, neither Portfolio may:

(1) Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests). Total borrowings may not exceed 33 1/3% of the Portfolio's total assets and borrowing for purposes other than meeting redemptions may not exceed 5% of the value of each the Portfolio's total assets. Outstanding borrowings in excess of 5% of the value of the Portfolio's total assets must be repaid before any subsequent investments are made by the Portfolio.

(2) Make loans, except that the Portfolio may (i) purchase debt securities which are otherwise permissible investments, (ii) enter into repurchase agreements and
(iii) lend portfolio securities.

(3) Purchase securities, other than U.S. Government Securities, if more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activity in the same industry, provided that consumer finance companies and industrial finance companies are considered to be separate industries and that there is no limit on the purchase of the securities of domestic commercial banks.

(4) With respect to 75% of its assets, may not purchase securities, other than U.S. Government Securities, of any one issuer if more than 5% of the value of the Portfolio's total assets would at the time of purchase be invested in any one issuer.

(5) Pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness. Collateralized loans of securities are not deemed to be pledges or hypothecations for this purpose.

(6) Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(7) Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(8)      Write put and call options.

(9) Purchase securities having voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

(10) Invest for the purpose of exercising control over any person.

(11) Issue senior securities except pursuant to Section 18 of the 1940 Act and except that the Portfolio may borrow money subject to investment limitations specified in the Portfolio's Prospectus.

(12) Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

(13) Invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest.

(14) Invest in or hold securities of any issuer if officers and Trustees of the Trust or the Adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

(15) Invest in interests in oil or gas or interests in other mineral exploratio or development programs.

(16)  Purchase restricted securities.

(17) Purchase or sell real property (including limited partnership interests, but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest in real estate.)

If a percentage restriction on investment or utilization of assets as set forth above is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of the Portfolio's assets or redemptions of shares will not be considered a violation of the limitation.

MANAGEMENT OF THE TRUST (ITEM 14 OF FORM N-1A)

TRUSTEES AND OFFICERS

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk. John Y. Keffer and David R. Keffer are brothers.

John Y. Keffer*, Chairman and President (age 54).

          President and Director, Forum Financial Services, Inc. (a registered broker-dealer), Forum Financial Corp. (a registered transfer agent) and Forum Advisors, Inc. (a registered investment adviser). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is 61 Broadway, New York, New York 10006.

Costas Azariadis, Trustee (age 53).

          Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee (age 54).

          Founder and President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. During November 1991 to September 1994, Mr. Cheng provided marketing and sales support to Forum. Mr. Cheng was President of Network Dynamics, Inc. (a software development company). Prior thereto His address is 27 Temple Street, Belmont, MA 02718.

J. Michael Parish, Trustee (age 53).

          Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989. His address is 40 West 57th Street, New York, New York.

Sara Morris, Vice President, Assistant Secretary and Assistant Treasurer
(age 33).

          Managing Director, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, from 1991 to 1994 Ms. Clark was Controller of Wright Express Corporation (a national credit card company) and for six years prior thereto was employed at Deloitte & Touche LLP as an accountant. Ms. Clark is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. Her address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Vice President and Assistant Secretary (age 42).

          Counsel, Forum Financial Services, Inc. since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.

Richard C. Butt, Treasurer (age 40).

          CPA, Managing Director, Operations, Forum Financial Corp. since 1996. Prior thereto, Mr. Butt was a consultant in the financial services division of KPMG Peat Marwick LLP ("KPMG"). Prior to his employment at KPMG, Mr. Butt was President of 440 Financial Distributors, Inc., the distribution subsidiary of 440 Financial Group, and Senior Vice
          President of the parent company. Prior thereto, he was a Vice President at Fidelity Services Company. Mr. Butt is responsible for fund accounting and transfer agency at Forum. His address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Secretary (age 35).

          Counsel, Forum Financial Services, Inc., with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart, LLP. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Renee A. Walker, Assistant Secretary (age 27).

          Fund Administrator, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, Ms. Walker was an administrator at Longwood Partners (the manager of a hedge fund partnership) for a year. After graduating from college, from 1991 to 1993, Ms. Walker was a sales representative assistant at PaineWebber Incorporated (a broker-dealer). Her address is Two Portland Square, Portland, Maine 04101.

Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.

The Trust commenced operations in November 1994. The Trust has not adopted any form of retirement plan covering Trustees or officers.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the twelve months ended August 31, 1997, the Portfolios' fiscal year end.

                                          Total Compensation
                                            From The Trust
                                            --------------
Costas Azariadis                                $2,238
James C. Cheng                                  $2,238
J. Michael Parish                               $2,238

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES (ITEM 15 OF FORM N-1A)

With respect to Treasury Portfolio, Daily Assets Treasury Fund, a series of Forum Funds, a Delaware business trust registered with the SEC as an open-end management investment company, has invested all of its investable assets in the Portfolio. As of November 1, 1997, Daily Assets Treasury Fund is the Portfolio's only interestholder and thus controls the Portfolio.

Forum Funds has informed the Trust that whenever a fund of Forum Funds is requested to vote on matters pertaining to the Portfolio, the fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES (ITEM 16 OF FORM N-1A)

INVESTMENT ADVISORY SERVICES

Forum Advisors, Inc. acts as investment adviser to the Portfolios pursuant to an investment advisory agreement with the Trust and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios. Linden Assets Management, Inc. serves as an investment subadviser to the Portfolio pursuant to an investment advisory agreement with Forum Advisors and the Trust. Pursuant to its agreement, its is expected that Linden will regularly provides Forum Advisors with assistance regarding certain of the Adviser's responsibilities to the Portfolios, including management of all or part of the Portfolios' investment portfolios.

The investment advisory agreements for the Portfolios will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

Forum Advisors' investment advisory agreements with respect to the Portfolios is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Forum Advisors, or (ii) by Forum Advisors on 60 days' written notice to the Trust. Linden's investment advisory agreement with respect to the Portfolios is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Linden, or (ii) by Linden or Forum Advisor's on 60 days' written notice to the Trust. With respect to the Portfolio, each investment advisory agreement terminates automatically upon its assignment.

The investment advisory agreements provide that Forum Advisors and Forum Advisors may render service to others.


ADMINISTRATIVE SERVICES

Pursuant to an administration agreement with the Trust, Forum Administrative Services, LLC ("FAS") supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between FAS and the Trust will continue in effect with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of that portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.

The administration agreement with respect to the Portfolio may be terminated without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

CUSTODIAN

Pursuant to a Custodian Contract with the Trust, BankBoston, N.A., 150 Royall Street, Canton, MA 02021, acts as the custodian of the Portfolios' assets. The custodian's responsibilities include safeguarding and controlling the Portfolios' cash and securities and determining income payable on and collecting interest on Portfolios investments. The Trust pays the custodian a fee at an annual rate of 0.02% of each Portfolio's average daily net assets.

INDEPENDENT AUDITORS

KPMG Peat Marwick LLP, serves as independent auditors for the Portfolios.

BROKERAGE ALLOCATION AND OTHER PRACTICES (ITEM 17 OF FORM N-1A)

Purchases and sales of portfolio securities for a Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Although Core Trust does not anticipate that the Portfolios will pay any amounts of commission, in the event a Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that it would otherwise be obligated to pay itself. Any transaction for which a Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked prices.

For the fiscal years ended August 31, 1997, and March 31, 1996 and 1995, Treasury Portfolio paid no brokerage commissions.

Allocations of transactions to dealers and the frequency of transactions are determined for a Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of shareholders of that Fund rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to a Portfolio.

Investment decisions for each Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser or its affiliates. If, however, a Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

No portfolio transactions are executed with the Adviser, Forum or any of their affiliates.

CAPITAL STOCK AND OTHER SECURITIES (ITEM 18 OF FORM N-1A)

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50 percent of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10 percent of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is extremely remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES
(ITEM 19 OF FORM N-1A)

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

TAX STATUS (ITEM 20 OF FORM N-1A)

Each Portfolio will be classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, no Portfolio will be subject to federal income tax; instead, each investor in a Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in a Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, each Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

UNDERWRITERS (ITEM 21 OF FORM N-1A)

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.

FINANCIAL STATEMENTS (ITEM 23 OF FORM N-1A)

The statement of assets and liabilities for Treasury Portfolio and the notes thereto at August 31,1997, and the report of KPMG Peat Marwick, LLP, independent accountants, are incorporated by reference herein, given on the authority of such firm as experts in auditing and accounting.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

          Included in PART A

          Not Applicable.

          Included in Part B

          For Treasury Portfolio:

       Audited financial statements for the fiscal year ended August 31, 1997, including: statements of assets and liabilities, statements of operations, statements of changes in net assets, notes to financial statements, portfolios of investments and independent auditor's report thereon filed via EDGAR on November 12, 1997 accession number 0001004402-97-000179, and incorporated by reference herein.

(b)    Exhibits:

      (1)  Copy of Trust Instrument (See Note A)

      (2)  Not Applicable.

      (3)  Not Applicable.

      (4)  Not Applicable.

      (5) (a) Copy of the Investment Advisory Agreement between Registrant and Norwest Bank Minnesota, N.A ("Norwest") (See Note B).

          (b) Copy of the Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc.(See Note B).

          (c) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. (See Note B).

          (d) Copy of the Investment Advisory Agreement among Registrant, Linden Asset Management, Inc. and Forum Advisors, Inc. (See Note B).

          (e) Copy of the Investment Advisory Agreement between Registrant and Forum Advisors, Inc. (See Note B).

          (f) Copy of the Investment Advisory Agreement among Registrant, Forum Advisors, Inc., and Linden Asset Management, Inc. relating to the Treasury Portfolio and Municipal Cash Portfolio of Registrant (See Note B).

          (g) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. relating to the Treasury Portfolio and Municipal Cash Portfolio of Registrant. (See Note B)

      (6) Not required.

      (7)  Not Applicable.

      (8) (a) Copy of the Custodian Agreement between Registrant and Norwest (See Note B).

          (b) Copy of the Custodian Agreement between Registrant and The Chase Manhattan Bank, N.A. ("Chase") (See Note B).

          (c) Copy of the Foreign Subcustody Agreement between Chase and various foreign subcustodians (See Note A).

          (d) Copy of the Custodian Agreement between Registrant and Imperial Trust Company (See Note B).

          (e) Copy of the Custodian Agreement between Registrant and First National Bank of Boston, N.A. (See Note B).

      (9) (a) Copy of the Administration Agreement between Registrant and Forum
              Financial Services, Inc.   (See Note B).

          (b) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. (See Note B).

          (c) Copy of the Placement Agent Agreement between Registrant and Forum. (See Note B).

          (d) Copy of the Administration Agreement between Registrant and Forum
              with  respect  to  Treasury  Cash   Portfolio,   Government  Cash
              Portfolio, Cash Portfolio, Treasury Portfolio and Municipal Cash Portfolio. (See Note B).

          (e) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, Treasury Portfolio and Municipal Cash Portfolio. (See Note B).

          (f) Copy of the Placement Agent Agreement between Registrant and Forum
              with  respect  to  Treasury  Cash   Portfolio,   Government   Cash
              Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

         (10) Not required.

         (11) Not required.

         (12) Not required.

         (13) Not Applicable.

         (14) Not Applicable.

         (15) Not Applicable.

         (16) Not Applicable.

         (17) Financial Data Schedule.

         (18) Not Applicable.

Note A: Filed in Registrant's Registration Statement on November 10, 1994.

Note B. Filed in Amendment No. 5 to Registrant's Registration Statement on September 30, 1996.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

As of September 30, 1997 substantially all of the interests in Index Portfolio, Small Company Portfolio, International Portfolio, Prime Money Market Portfolio, Money Market Portfolio, Stable Income Portfolio, Positive Return Bond Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio were owned by various series of Norwest Funds, a registered open-end management investment company.

As of September 30, 1997 substantially all of the interests in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio were owned by various series of Monarch Funds, a registered open-end management investment company.

As of September 30, 1997 substantially all of the interests in Treasury Portfolio were owned by Daily Assets Treasury Fund, a series of Forum Funds, a registered open-end management investment company.

As of September 30, 1997 substantially all of the interests in Strategic Value Bond Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio were owned by Forum Financial Services, Inc. and its affiliates, which are controlled by John Y. Keffer.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES AS OF SEPEMBER 30, 1997

                  Title of Class of Shares
                     Of Beneficial Interest                  Number Of Holders
                     ----------------------                  -----------------

          Treasury Cash Portfolio                                   2
          Government Cash Portfolio                                 2
          Cash Portfolio                                            3
          Treasury Portfolio                                        2
          Prime Money Market Portfolio                              2
          Money Market Portfolio                                    2
          Stable Income Portfolio                                   2
          Positive Return Bond Portfolio                            2
          Managed Fixed Income Portfolio                            2
          Total Return Bond Portfolio                               2
          Index Portfolio                                           5
          Income Equity Portfolio                                   2
          Large Company Growth Portfolio                            2
          Small Company Portfolio                                   6
          Small Company Stock Portfolio                             2
          Small Company Growth Portfolio                            2
          Small Company Value Portfolio                             2
          International Portfolio                                   2
          International Portfolio II                                6

ITEM 27.  INDEMNIFICATION.

          The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

          The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

          Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

          As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

          The  indemnification  provisions  set forth under Section 1 paragraphs
(f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

       (f)The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however,that the Trust's agreement to indemnify.

          Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged comission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e)shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notificatin to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

     (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered
          Persons")  free and  harmless  from and  against  any and all  claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934

          Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

NORWEST INVESTMENT MANAGEMENT, INC.

The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of NIM, including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of

Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

          James R. Campbell, Director, President and Chief Executive Officer, has held this position for the last two years. Mr. Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc., Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800
          LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

          Michael A. Graf, Controller and Cashier, also serves as Senior Vice President and Controller of Norwest Corporation.

          P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

          Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest Insurance Company and Fidelity National Life Insurance Company.

          William H. Queenan, Director, is also Executive Vice President of Norwest Corporation.

          John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc. Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, MN 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

          Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr.Westergaard is also a Director of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, MN 55479-2048.

          Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset
          Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.

CRESTONE CAPITAL MANAGEMENT, INC.

The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Crestone, including their business connections which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Kirk McCown, President and Director.

          Mark Steven Sunderhuse, Senior Vice President and Director.

          P. Jay Kiedrowski, Director. Mr. Kiedrowski is also President and Chairman of the Board of Norwest and an Executive Vice President of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Steven P. Gianoli, Director. Mr. Gianoli is a Vice President of Norwest and Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Susan Koonsman, Director. Ms. Koonsman is President of Norwest Investments & Trust. Her address is 1740 Broadway, Denver, Colorado 80274.

PEREGRINE CAPITAL MANAGEMENT, INC.

The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Peregrine, including their business connections which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          James  R.  Campbell,   Director.  Mr.  Campbell  is  President,  Chief
          Executive Officer and a Director of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0116.

          Patricia D. Burns, Senior Vice President.

          Tasso H. Coin, Senior Vice President.

          John S. Dale, Senior Vice President.

          Julie M. Gerend, Senior Vice President. Prior to September, 1995, Ms. Gerend was Manager, Account Executive at Fidelity Institutional Retirement Services, Co.

          William D. Diese, Senior Vice President.

          Daniel J. Hagen, Vice President. Prior to May, 1996, Mr. Hagen was Managing Director of Piper Jaffray, Inc.

          Ronald G. Hoffman, Senior Vice President and Secretary.

          Frank T. Matthews, Vice President.

          Jeannine McCormick, Senior Vice President.

          Barbara K. McFadden, Senior Vice President.

          Robert B. Mersky, Chairman, President and Chief Executive Officer.

          Gary E. Nussbaum, Senior Vice President.

          James P. Ross, Vice President. Prior to November, 1996, Mr. Ross was Vice President of Norwest Bank.

          Jonathan L. Scharlau, Assistant Vice President.

          Jay H. Strohmaier, Senior Vice President. Prior to September, 1996, Mr. Strohmaier was Senior Vice President/Managed Accounts for Voyageur Asset Management.

          Paul E. von Kuster, Senior Vice President.

          Janelle M. Walter, Assistant Vice President.

          Paul R. Wurm, Senior Vice President.

          J. Daniel Vandermark, Vice President. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-1013

GALLIARD CAPITAL MANAGEMENT, INC.

The description of Galliard Capital Management, Inc. ("Galliard") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Galliard, including their business connections which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Peter Jay Kiedrowski, Chairman. Mr. Kiedrowski is President and Chief Executive Officer of NIM; Chairman of Crestone and Executive Vice President of Norwest Bank.

          Richard Merriam, Principal. Mr. Merriam is Chief Investment Officer of Insight Investment Management.

          John Caswell, Principal. Mr. Caswell is Chief Investment Officer of Norwest Bank, N.A.

          Karl Tourville, Principal. Mr. Tourville is Vice President/Head of Fixed Income of Norwest Bank.

          Laura Gideon, Senior Vice President of Marketing. Ms. Gideon is Vice President of Marketing for American Express.

          Leela Scattum, Vice President of Operations. Ms. Scattum is a Fund Accountant for Norwest Bank.

UNITED CAPITAL MANAGEMENT

The description of United Capital Management ("UCM") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of UCM, including their business connections which are of a substantial nature. The address of UCM is 1700 Lincoln Street, Suite 3301, Denver, Colorado 80274 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          W. Lon Schreur, President. Mr. Schreur is Senior Vice President of Norwest Bank Colorado, N.A..

          John T. Groton, Vice President. Mr. Groton is Vice President of Norwest Bank Colorado, N.A.

          David B. Kinney, Vice President. Mr. Kinney is Vice President of Norwest Bank Colorado, N.A.

          James C. Peery, Senior Vice President. Mr. Peery is Vice President of Norwest Bank Colorado, N.A.

          Leona F. Bennett, Vice President. Ms. Bennett is Vice President of Norwest Bank Colorado, N.A.

          Denise B. Johnson, Vice President. Mr. Johnson is Vice President of Norwest Bank Colorado, N.A.

SCHRODER CAPITAL MANAGEMENT INTERNATIONAL INC.

The description of Schroder Capital Management International Inc. ("Schroder") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.

          David M. Salisbury. Chief Executive Officer, Director and Chairman of Schroder Capital; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director of Schroder Capital.

          John A. Troiano. Managing Director and Senior Vice President. Mr. Troiano is also a Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director of Schroder Capital. Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director of Schroder Capital.

          Sharon L. Haugh. Senior Vice President and Director of Schroder Capital, Director and Chairman of Schroder Advisors Inc.

          Gavin D.L. Ralston. Senior Vice President and Director of Schroder Capital.

          Mark J. Smith. Senior Vice President and Director of Schroder Capital.

          Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director of Schroder Capital; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C. John Govett. Director of Schroder Capital; Group Managing Director of Schroder Investment Management Ltd. And Director of Schroders plc.

          Phillipa J. Gould. Senior Vice President and Director of Schroder Capital.

          Louise Croset. First Vice President and Director of Schroder Capital.

          Abdallah Nauphal, Group Vice President and Director.

FORUM ADVISORS, INC.

The description of Forum Advisors, Inc. ("Forum Advisors") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Forum Advisors, including their business connections which are of a substantial nature. The address of Forum Advisors is Two Portland Square, Portland, Maine 04101 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

     John Y. Keffer, Director, President and Secretary.

          Chairman and President of the Registrant; President and Secretary of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is a director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.


     David R. Keffer, Vice President and Treasurer.

          Vice President, Assistant Secretary and Assistant Treasurer of the Registrant; Vice President and Treasurer of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

LINDEN ASSET MANAGEMENT, INC.

The description of Linden Asset Management, Inc. ("Linden") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Linden, including their business connections which are of a substantial nature. The address of Linden is 812 N. Linden Street, Beverly Hills, California 90212 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

     Anthony R. Fischer, Jr., Director, President and Secretary.

          President and Secretary of Linden Asset Management, Inc. since its incorporation. Since September 1989 Mr. Fischer has managed his own personal investments and performed independent research. Prior thereto, he was Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California.

SMITH ASSET MANAGEMENT GROUP

The description of Smith Asset Management Group ("Smith") ") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Smith, including their business connections which are of a substantial nature. The address of Smith is 500 Crescent Court, Suite 250, Dallas, Texas 75201 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Stephen  S.  Smith,  President.  Mr.  Smith  is  President  and  Chief
          Executive   Officer.   Mr.  Smith  is  also  a  partner  of  Discovery
          Management.

          Stephen J. Summers, Chief Operating Officer. Mr. Summers is also a partner of Discovery Management.

          Sarah C. Castleman, Vice President. Ms. Castleman is also a partner of Discovery Management and prior thereto was an Assistant Vice President at NationsBank, 901 Main Street, 16th Floor, Dallas, Texas 75201.

ITEM 29.  PRINCIPAL UNDERWRITERS.

          (a)  Not applicable.

          (b) Not applicable.

          (c)  Not Applicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

          The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, Limited Liability Company, Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

          Not Applicable.

ITEM 32.  UNDERTAKINGS.

          Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Core Trust (Delaware), has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 17th day of November, 1997.

                                                 CORE TRUST (DELAWARE)



                                                 BY: /s/ John Y. Keffer
                                                 ------------------------
                                                     John Y. Keffer
                                                     President